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                                                                    EXHIBIT 21.1


                   Schedule of Subsidiaries of ABC Bancorp


                                              State of Organization
Name of Subsidiary                            or Incorporation
- ------------------                            ---------------------

American Banking Company                      Georgia

The Bank of Quitman                           Georgia

Bank of Thomas County                         Georgia

The Citizens Bank of Tifton                   Georgia

Cairo Banking Company                         Georgia

Southland Bank, Dothan                        Alabama